AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 2000
                                                    REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         PRECISE SOFTWARE SOLUTIONS LTD.
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           ISRAEL                                          N/A
           ------                                          ---
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                         PRECISE SOFTWARE SOLUTIONS LTD.
                                1 HASHIKMA STREET
                              SAVYON, ISRAEL 56518
                              --------------------
               (Address of Principal Executive Offices) (Zip Code)


                         ------------------------------

                      1995 SHARE OPTION AND INCENTIVE PLAN
                      1998 SHARE OPTION AND INCENTIVE PLAN
                        2000 EMPLOYEE SHARE PURCHASE PLAN
                            (Full Title of the Plan)

                         ------------------------------

                        PRECISE SOFTWARE SOLUTIONS, INC.
                                690 CANTON STREET
                               WESTWOOD, MA 02090
                               ------------------
                     (Name and Address of Agent For Service)

                                 (781) 461-0700
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         ------------------------------

                                    Copy to:
                             Kenneth J. Gordon, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================

                                                                       PROPOSED        PROPOSED
                                                                        MAXIMUM         MAXIMUM
                                                   AMOUNT TO BE     OFFERING PRICE     AGGREGATE        AMOUNT OF
     TITLE OF SECURITIES TO BE REGISTERED           REGISTERED        PER SHARE      OFFERING PRICE  REGISTRATION FEE
     ------------------------------------           ----------        ---------      --------------  ----------------
1995 SHARE OPTION AND INCENTIVE PLAN                  161,728        $ 0.375(1)      $    60,648.00     $    16.01
Ordinary Shares (par value 0.03 NIS per share)        335,020        $ 1.035(1)      $   346,745.70     $    91.54



1998 SHARE OPTION AND INCENTIVE PLAN                  500,158        $ 0.375(1)      $   187,559.25     $    49.52
Ordinary Shares (par value 0.03 NIS per share)      1,543,119        $ 1.035(1)      $ 1,597,128.17     $   421.64
                                                    1,374,028        $ 1.500(1)      $ 2,061,042.00     $   544.12
                                                      226,028        $10.350(1)      $ 2,339,389.80     $   617.60
                                                      667,742        $15.000(1)      $10,016,130.00     $ 2,644.26
                                                      428,110        $19.625(1)      $ 8,401,658.75     $ 2,218.04
                                                    1,975,904        $24.125(2)      $47,668,684.00     $12,584.53

2000 EMPLOYEE SHARE PURCHASE PLAN
Ordinary Shares (par value 0.03 NIS per share)        667,000        $24.125(2)      $16,091,375.00     $ 4,248.12

TOTAL:                                              7,878,837                        $88,770,360.67     $23,435.38

-------------------------------------------

(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(2) The price of $24.125 per share, which is the average of the high and low prices of an Ordinary Share of the Registrant reported on the Nasdaq National Market on September 11, 2000, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and has been used for those shares without a fixed exercise price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Precise Software Solutions Ltd. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement:

         (a) The Registrant's Prospectus dated June 29, 2000, filed with the Commission pursuant to Rule 424(b) under the Securities Act on June 30, 2000.

         (b) The Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2000 filed with the Commission on August 14, 2000.

         (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to
                  Section 12(g) of the Exchange Act on June 27, 2000, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Israeli Companies Law provides that an Israeli company cannot exempt an office holder from liability with respect to a breach of his fiduciary responsibilities. For purposes of the Companies Law, an "office holder" is any director, general manager, officer directly subordinate to a general manager or any other person with similar responsibilities. However, the Company's articles of association provide that, subject to the provisions of the Companies Law, it may insure the liability, in whole or in part, of any office holder with respect to: (a) a breach of the duty of care to the Company or to another person, (b) a breach of the fiduciary duty to the Company, provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice the Company's interests, or (c) a financial liability imposed upon him in favor of another person in respect of an act performed by him in his capacity as an office holder of the Company. In addition, the Company may indemnify an office holder against: (i) a financial liability imposed on him in favor of another person by any judgment, including a compromise judgment or an arbitrator's award approved by a court in respect of an act performed in his capacity as an office holder of the Company, and (ii) reasonable litigation expenses, including attorneys' fees, incurred by such office holder or charged to him by a court in proceedings instituted against him by the Company or on its behalf or by another person, or in a criminal charge from which he was acquitted, all in respect of an act performed in his capacity as an office holder of the Company. The Company's articles of association state that an office holder, for purposes of the provisions of the articles relating to insurance and indemnification, includes a director, a general manager, the chief executive officer, an executive vice president, a vice president, other managers directly subordinate to the general manager and any person who fills one of the above positions, even if he carries a different title. Furthermore, the Company's articles of association provide that the Company may also procure insurance or indemnify any person who is not an office holder, including, without limitation, an employee, agent, consultant or contractor of the Company who is not an office holder. The Company has indemnification agreements with its Chief Executive Officer, and certain other employees. The Company also maintains a directors and officers liability insurance policy.

      The Company's U.S. subsidiary has also entered into indemnification agreements with certain of its key employees. These agreements provide, independent of the indemnification these individuals are entitled to by law and under the provisions of the subsidiary's charter, indemnification for certain acts while employed by the subsidiary. These indemnification agreements contain exclusions, such as limiting indemnification that would be unlawful or that is covered by other liability insurance. Moreover, employees are not indemnified against liability to the extent that the employee gained a personal profit to which he or she is not legally entitled, including proceeds obtained from the illegal trading of the Company's equity securities. The performance of these agreements is guaranteed by the Company as parent of the U.S. subsidiary, to the extent permitted by Israeli law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.       Description of Exhibit
-----------       ----------------------

4.1 Specimen certificate for the Registrant's Ordinary Shares (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form F-1 (SEC File No. 333-11992) and incorporated herein by reference).

4.2 Amended and Restated Articles of Association of the Registrant (filed as Exhibit 3.4 to the Registrant's Registration Statement on Form F-1 (SEC File No. 333-11992) and incorporated herein by reference).

4.3               Memorandum of Association of the Registrant (filed as Exhibit
                  3.1 to the Registrant's Registration Statement on Form F-1 (SEC File No. 333-11992) and incorporated herein by reference).

4.4 Amendment to Memorandum of Association of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form F-1 (SEC File No. 333-11992) and incorporated herein by reference).

5                 Opinion of Volovelsky, Dinstein, Sneh & Co.

23.1              Consent of Kost, Forer & Gabbay, a member of Ernst & Young
                  International.

23.2              Consent of Volovelsky, Dinstein, Sneh & Co. (included in
                  Exhibit 5).

24 Power of Attorney (included as part of the signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

                                    Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 12th day of September, 2000.

                                    PRECISE SOFTWARE SOLUTIONS LTD.

                                    By:  /s/ Shimon Alon
                                         -------------------------------------
                                         Shimon Alon
                                         President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         The undersigned officers and directors of Precise Software Solutions Ltd., hereby constitute and appoint Shimon Alon and J. Benjamin H. Nye, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Precise Software Solutions Ltd., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                               Title(s)                                      Date
      ---------                               --------                                      ----
/s/ Shimon Alon                               President, Chief Executive Officer            September 12, 2000
------------------------------------          and Director (Principal Executive Officer)
Shimon Alon

/s/ J. Benjamin H. Nye                        Chief Financial Officer, Vice President       September 12, 2000
------------------------------------          of Finance (Principal Financial Officer)
J. Benjamin H. Nye

/s/ Dror Elkayam                              Controller (Principal Accounting              September 12, 2000
------------------------------------          Officer)
Dror Elkayam

/s/ Yuval Cohen                               Director                                      September 12, 2000
------------------------------------
Yuval Cohen

/s/ Robert J. Dolan                           Director                                      September 12, 2000
------------------------------------
Robert J. Dolan

/s/ Erel Margalit                             Director                                      September 12, 2000
------------------------------------
Erel Margalit

/s/ Mary A. Palermo                           Director                                      September 11, 2000
------------------------------------
Mary A. Palermo

/s/ Yoseph Sela                               Director                                      September 10, 2000
------------------------------------
Yoseph Sela

/s/ Anton Simunovic                           Director                                      September 12, 2000
------------------------------------
Anton Simunovic

/s/ Ron Zuckerman                             Director and Chairman of                      September 10, 2000
------------------------------------          the Board of Directors
Ron Zuckerman

                                  EXHIBIT INDEX



Exhibit No.       Description of Exhibit
-----------       ----------------------

4.1 Specimen certificate for the Registrant's Ordinary Shares (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form F-1 (SEC File No. 333-11992) and incorporated herein by reference).

4.2 Amended and Restated Articles of Association of the Registrant (filed as Exhibit 3.4 to the Registrant's Registration Statement on Form F-1 (SEC File No. 333-11992) and incorporated herein by reference).

4.3               Memorandum of Association of the Registrant (filed as Exhibit
                  3.1 to the Registrant's Registration Statement on Form F-1 (SEC File No. 333-11992) and incorporated herein by reference).

4.4 Amendment to the Memorandum of Association of the Registrant (filed as Exhibit 3.2 to the Registration Statement on Form F-1 (SEC File No. 333-11992) and incorporated herein by reference.

5                 Opinion of Volovelsky, Dinstein, Sneh & Co.

23.1              Consent of Kost, Forer & Gabbay, a member of Ernst & Young
                  International.

23.2              Consent of Volovelsky, Dinstein, Sneh & Co. (included in
                  Exhibit 5).

24 Power of Attorney (included as part of the signature page to this Registration Statement).